UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

AMASS BRANDS INC
(Exact name of registrant as specified in its charter)

Delaware	001-43286	81-5227282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 E Stowell Road Santa Maria, CA	93454
(Address of principal executive offices)	(Zip Code)

(909) 293-8571
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	AMSS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2026, AMASS Brands Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), had closed below $1.00 per share for 30 consecutive business days from August 26, 2026 to October 8, 2026 and, as a result, the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Global Market (the “Minimum Bid Price Requirement”).

Nasdaq’s notice has no immediate effect on the listing of the Company’s Common Stock on Nasdaq. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded a 180-calendar day grace period, through April 7, 2027, to regain compliance with the Minimum Bid Price Requirement. Compliance can be achieved by evidencing a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day grace period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by April 7, 2027, the Company may be provided a second 180 calendar day period to regain compliance if it applies to transfer the listing of the Company’s Common Stock from the Nasdaq Global Market to the Nasdaq Capital Market. To qualify, the Company must meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market (with the exception of the Minimum Bid Price Requirement), based on the Company’s most recent public filings and market information and notify Nasdaq of its intent to cure the deficiency. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, the Company’s Common Stock will be subject to delisting.

The Company intends to closely monitor the closing bid price of the Common Stock and consider all available options to remedy the bid price deficiency to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2026, on July 22, 2026 the Company received a separate notice from Nasdaq indicating that the Company did not comply with (i) the minimum market value of listed securities (“MVLS”) requirement set forth in Nasdaq Listing Rule 5450(b)(2)(A) and (ii) the market value of the Company’s publicly held shares (“MVPHS”) requirement set forth in Nasdaq Listing Rules 5450(b)(2)(C) and 5450(b)(3)(C). The Company was given until January 19, 2027 to regain compliance with the MVLS and MVPHS requirements. The notice described above does not affect that separate compliance period. The Company’s ability to obtain an additional compliance period for the Minimum Bid Price Requirement may depend on, among other things, its satisfaction of the applicable continued and initial listing requirements of The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMASS BRANDS INC

	By:	/s/ Zachary Ament
Zachary Ament
Dated: October 14, 2026		Chief Financial Officer